                                MEGABIOS CORP.

                           NONSTATUTORY STOCK OPTION
                                  (NON-PLAN)


______________________ , Optionee:

     MEGABIOS CORP. (the "Company"), hereby grants to you, the optionee named above, an option (the "Option") to purchase shares of the common stock of the Company ("Common Stock"). This option is not intended to qualify as and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The grant hereunder is intended to comply with the provisions of (i) Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") and (ii) Section 25102(f) of the California Corporations Code.

     The details of the Option are as follows:

     1. TOTAL NUMBER OF SHARES SUBJECT TO THIS OPTION. The total number of shares of Common Stock subject to this option is __________________________(__).

     2.  VESTING.   Subject to the limitations contained herein, this option
shall be exercisable with respect to each installment of shares subject to this option on or after the date of vesting applicable to such installment. The shares subject to this option shall vest as follows:

         (a) Twenty-five percent (25%) of the total number of shares subject to this option shall vest one year after the Vesting Commencement Date, which is ________________, 19__; and

         (b) One thirty-sixth (1/36) of the remaining seventy-five percent (75%) of the shares subject to this option shall vest at the end of each additional one-month period following the vesting of the first 25% pursuant to subsection (a) above.

     3.  EXERCISE PRICE AND METHOD OF PAYMENT.

         (a) EXERCISE PRICE. The exercise price of the Option is __________ ($___) per share.

         (b) METHOD OF PAYMENT. Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has accrued to you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

                                       1.
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                (i) Payment of the exercise price per share in cash (including check) at the time of exercise;

               (ii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of Common Stock;

              (iii) Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise;

               (iv) Payment by a combination of the above methods.

4.   EXERCISE PRIOR TO VESTING PERMITTED.

          (a) CONDITIONS OF EARLY EXERCISE. Subject to the provisions of this option, you may elect at any time while you are providing services to the Company to exercise the option as to any part or all of those shares subject to this option which have not yet vested as stated in paragraph 2 hereof; provided, however, that:

                (i) a partial exercise of this option shall be deemed to cover first vested shares and then the earliest vesting installment of unvested shares;

               (ii) any shares so purchased from installments which have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Early Exercise Stock Purchase Agreement in the form provided by the Company; and

              (iii) you shall enter into an Early Exercise Stock Purchase Agreement in the form provided by the Company with a vesting schedule that will result in the same vesting as if no early exercise had occurred.

          (b) EXPIRATION OF EARLY EXERCISE ELECTION. The election provided in this paragraph 4 to purchase shares upon the exercise of this option prior to the vesting dates shall cease upon termination of your service with the Company and may not be exercised after the date thereof.

     5. INTERPRETATION OF THE OPTION TERMS. To the extent not inconsistent with the terms hereof, the Company shall interpret the terms of the Option in accordance with its interpretation of provisions of its 1997 Equity Incentive Plan (the "Equity Plan").

                                       2.

     6. WHOLE SHARES. This option may not be excercised for any number of shares which would require the issuance of anything other than whole shares.

     7. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Act or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

     8. TERM. The term of this option commences on the date hereof, and expires on _____________ (the "Expiration Date"), (which date shall be no more than ten (10) years from the date this option is granted), unless this option expires sooner as set forth below. In no event may this option be exercised on or after the Expiration Date. This option shall terminate prior to the Expiration Date as follows: three (3) months after the termination of your service with the Company for any reason or for no reason unless:

          (a) such termination of your service is due to your permanent and total disability (within the meaning of Section 422(c)(6) of the Code), in which event the option shall expire on the earlier of the Expiration Date set forth above or twelve (12) months following such termination of your service; or

          (b) such termination of your service is due to your death, in which event the option shall expire on the earlier of the Expiration Date set forth above or twelve (12) months after your death; or

          (c) during any part of such three (3) month period the option is not exercisable solely because of the condition set forth in paragraph 7 above, in which event the option shall not expire until the earlier of the Expiration Date set forth above or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your service.

     However, this option may be exercised following termination of your service only as to that number of shares as to which it was exercisable on the date of termination of your service under the provisions of paragraph 2 of this option.

     9.   EXERCISE.

          (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then reasonably require.

          (b) By exercising this option you agree that:

                                       3.

                (i) as a precondition to the completion of any exercise of this option, the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax withholding obligation of the Company arising by reason of: (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise; and

               (ii) the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Act, require that you not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date (the "Effective Date") of the registration statement of the Company filed under the Act as may be requested by the Company or the representative of the underwriters. For purposes of this restriction you will be deemed to own securities which (i) are owned directly or indirectly by you, including securities held for your benefit by nominees, custodians, brokers or pledgees; (ii) may be acquired by you within sixty (60) days of the Effective Date; (iii) are owned directly or indirectly, by or for your brothers or sisters (whether by whole or half blood) spouse, ancestors and lineal descendants; or
(iv) are owned, directly or indirectly, by or for a corporation, partnership, estate or trust of which you are a shareholder, partner or beneficiary, but only to the extent of your proportionate interest therein as a shareholder, partner or beneficiary thereof. You further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

     10.  ADJUSTMENTS UPON CHANGES IN STOCK.

          (a) If any change is made in the stock subject to this option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), this option will be appropriately adjusted in the class(es) and maximum number of shares subject to the option, and exercise price per share thereof. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

          (b) In the event of Change of Control:

                (i) if the Optionee is an executive officer, the vesting under this option shall automatically accelerate by the greater of (i) 12 months (e.g., that number of shares shall be immediately vested as would have been vested on the date 12 months after the date of the Change of Control) or (ii) that number of months equal to the number of full months during which such executive officer has been employed by the Company; provided, however, that the Board does not find that it is in the collective interest of the Company's stockholders and the

                                       4.

Optionees to provide otherwise. If such a finding is made, the option shall either remain outstanding or be assumed by the acquiror (with the Optionee being entitled to receive the same consideration as was received by the Common Stock stockholders in the Change of Control transaction) or the Board and/or the acquiror shall adopt a replacement benefit which shall (at a minimum) provide value to the executive officer on the vesting dates of the non-accelerated option substantially equal to the value the executive officer would have received if the shares had participated in all steps of the transaction; and

               (ii) if the Optionee is not an executive officer, the option be assumed by the acquiror or be substituted with a similar option. In the event the acquiror refuses to assume, substitute or continue such option, then the option shall be terminated if not exercised or vested, as applicable, prior to the Change of Control.

     For purposes of this option, "Change of Control" shall mean: any consolidation or merger of the Company with or into any other entity or person, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity, or any transaction or series of related transactions by the Company in which in excess of 50% of the Company's voting power is transferred, or any sale, lease, license or other disposition of all or substantially all of the assets of the Company. The continuing or surviving organization entity shall be deemed the acquiror for purposes of this option.

     11. TRANSFERABILITY. This option is not transferable, except by will or by the laws of descent and distribution, and shall be exercisable during your lifetime only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

     12.  OPTION NOT A SERVICE CONTRACT.   This option is not an employment
contract and nothing is this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In the event that this option is granted to you in connection with the performance of services as a consultant or director, references to employment, employee and similar terms shall be deemed to include the performance of services as a consultant or a director, as the case may be, provided, however, that no rights as an employee shall arise by reason of the use of such terms.

     13. NOTICES. Any notices provided for in this option shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

     14.  GOVERNING AUTHORITY.   This option is subject to all interpretations,
amendments, rules and regulations which may from time to time be promulgated and adopted by the Company. This authority shall be exercised by the Board, or by a committee of one or

                                       5.

more members of the Board in the event that the Board delegates its authority to a committee. The Board, in exercise of this authority, may correct any defect, omission or inconsistency in this option in a manner and to the extent the Board shall deem necessary or desirable to make this option fully effective. References to the Board shall mean the committee if a committee has been appointed by the Board. Any interpretations, amendments, rules and regulations promulgated by the Board shall be final and binding upon the Company and its successors in interest as well as you and your heirs, assigns, and other successors in interest.

     15. During the term of this option, the Company shall keep available at all times the number of shares of stock required to satisfy the exercise of such option.

     Dated as of the _______  day of ______________, 1997.

                                        Very truly yours,

                                        MEGABIOS CORP.



                                        By ____________________________________
                                               Duly authorized on behalf
                                               of the Board of Directors

ATTACHMENTS:
Notice of Exercise

                                       6.
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The undersigned:

     (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and, to the extent not inconsistent with the option, the Plan; and

     (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the Option to acquire the securities of the Company, and (ii) the following agreements only:

     NONE      ____________
               (Initial)


     OTHER     __________________________________________

               __________________________________________

               __________________________________________


                                        ________________________________________
                                        OPTIONEE

                                        Address:________________________________


                                                ________________________________

                                       7.

                              NOTICE OF EXERCISE



_________________________________

_________________________________

_________________________________                Date of Exercise: _____________




Ladies and Gentlemen:

     This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.


     Type of option:                    Nonstatutory (Non-Plan)

     Stock option dated:                _______________________

     Number of shares as
     to which option is
     exercised:                         _______________________

     Certificates to be
     issued in name of:                 _______________________

     Total exercise price:              $______________________

     Cash payment delivered
     herewith:                          $______________________

     Value of ______ shares of
     ______________ common
     stock delivered herewith/1/:       $______________________


     By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the option, and (ii) to provide for the payment by me to you (in the
---------------------------------
/1/    Shares must meet the public trading requirements set forth in the option.
Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

                                       8.

manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

     I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the "Shares"), which are being acquired by me for my own account upon exercise of the Option as set forth above:

     I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and are deemed to constitute "restricted securities" under Rule 701 and "control securities" under Rule 144 promulgated under the Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Act and any applicable state securities laws.

     I further acknowledge that I will not be able to resell the Shares for at least ninety days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

     I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company's Certificate of Incorporation, Bylaws and/or applicable securities laws.

     I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Act, I will not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Act (the "Effective Date") as may be requested by the Company or the representative of the underwriters. I further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

                                           Very truly yours,


                                           _____________________________________


                                       9.